EXHIBIT 10.3

CVB FINANCIAL CORPORATION
2005 EXECUTIVE INCENTIVE PLAN

           1.     Purpose of Plan.

                   1.1      The purpose of the Plan is to promote the success of the Company by providing Participants with incentive compensation that qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code.

           2.     Definitions and Terms.

                   2.1      Specific Terms. The following words and phrases shall have the following meanings, unless a different meaning is plainly required by the context:

                                (a)     “Board” means the Board of Directors of the Company.

                                (b)     “Bonus” means an award under this Plan of a conditional opportunity to receive a cash payment if the applicable Performance Targets are satisfied in the applicable Performance Period.

                                (c)     “Business Criteria” means any one or any combination of deposit growth, earnings growth, earnings per share, efficiency ratio, investment services earnings, investment services revenue, loan growth, net income, new trust assets, new trust fees, nonperforming assets to assets ratio, return on assets, return on equity, trust earnings, or trust revenue.

                                (d)     “Cause,” as such term relates to the termination of any person’s status as an employee or other service provider of the Company, means the occurrence of one or more of the following: (i) such person is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on the Company, as determined by the Board in good faith in its sole discretion; (ii) such person engages in a fraudulent act to the material damage or prejudice of the Company or in conduct or activities materially damaging to the property, business or reputation of the Company, all as determined by the Board in good faith in its sole discretion; (iii) any material act or omission by such person involving malfeasance or negligence in the performance of such person’s duties to the Company to the material detriment of the Company, as determined by the Board in good faith in its sole discretion, which has not been corrected by such person to the satisfaction of the Board within 30 days after written notice from the Company of any such act or omission; (iv) failure by such person to comply in any material respect with the terms of his employment agreement, if any, or any written policies or directives of the Board as determined by the Board in good faith in its sole discretion, which has not been corrected by such person to the satisfaction of the Board within 30 days after written notice from the Company of such failure; or (v) material breach by such person of any other agreement with the Company, as determined by the Board in good faith in its sole discretion.

                                (e)     “Code” means the Internal Revenue Code of 1986, as amended.

                                (f)     “Committee” means the Compensation Committee of the Board of Directors of CVB Financial Corporation. The Committee shall consist of at least three (3) members of the Board who are “outside directors” within the meaning of Section 162(m).

                                (g)     “Company” means CVB Financial Corporation, including all of its subsidiaries.

                                (h)     “Executive” means an employee (including any officer) of the Company who is (or in the opinion of the Committee may during the applicable Performance Period become) a “covered employee” for purposes of Section 162(m). An Executive holds one or more of the following corporate titles or management committee designations:

                                President;
                                Chief Executive Officer;
                                Executive Vice President; and
                                Other Senior Officers (nominated for Plan participation by the Chief
                                Executive Officer and approved by the Committee.)

                                (i)     “Participant” means an Executive selected to participate in the Plan by the Committee.

                                (j)     “Performance Period” means the Year or Years (or portions thereof) with respect to which the Performance Targets are set by the Committee.

                                (k)     “Performance Targets” means the specific objective goals that are timely set in writing by the Committee pursuant to Section 4.2 for each Participant for the applicable Performance Period in respect of any one or more of the Business Criteria.

                                (l)     “Plan” means this 2005 Executive Incentive Plan, as amended from time to time.

                                (m)     “Section 162(m)” means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

                                (n)     “Year” means a fiscal year of the Company commencing on or after January 1 that constitutes all or part of the applicable Performance Period and ends no later than December 31.

           3.     Administration of the Plan.

                   3.1      The Committee. The Plan shall be administered by the Committee. The Board shall have the authority to appoint and remove members of the Committee.

                   3.2      Powers of the Committee. The Committee shall have the sole authority to establish and administer the Business Criteria and Performance Targets and the responsibility of determining from among the Executives those persons who will participate in and receive Bonuses under the Plan and the time or times at which and the form and manner in which Bonuses will be paid; and shall otherwise be responsible for the administration of the Plan, in accordance with its terms. The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein) and any agreement or other document relating to any Bonuses under the Plan, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto.

                   3.3      Requisite Action. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.

           4.     Bonus Awards.

                   4.1      Provision for Bonus. Each Participant may receive a Bonus if the Performance Targets, relative to the applicable Business Criteria, are attained in the Performance Period. The applicable Performance Period and Performance Targets shall be determined by the Committee consistent with the terms of the Plan and Section 162(m). Notwithstanding the fact that the Performance Targets have been attained, the Company may pay a Bonus of less than the amount determined by the formula or standard established pursuant to Section 4.2 or may pay no Bonus at all, unless the Committee otherwise expressly provides by written contract or other written commitment.

                   4.2      Selection of Performance Targets. The specific Performance Targets with respect to the Business Criteria must be established by the Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the Performance Targets remains substantially uncertain within the meaning of Section 162(m). At the time the Performance Targets are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, and for any person who may become a Participant after the Performance Targets are set, the method of computing the specific amount that will represent the maximum amount of Bonus payable to the Participant if the Performance Targets are attained, subject to Sections 4.1, 4.3, 4.6, 5.1 and 6.9. The objective formula or standard shall preclude the use of discretion to increase the amount of any Bonus earned.

                   4.3      Maximum Individual Bonus. Notwithstanding any other provision hereof, no Executive shall receive a Bonus under the Plan for any one Year in excess of $1.75 million.

                   4.4      Selection of Participants. For each Performance Period, the Committee shall determine, at the time the Business Criteria and the Performance Targets are set, those Executives who will participate in the Plan.

                   4.5      Effect of Mid-Year Change in Executive Status. If services as an Executive cease after the commencement of a Performance Period, but the Participant remains employed with the Company, the Committee may award a Bonus that is proportionately adjusted based on the period of time during the Performance Period that the Executive is a Participant; the amount of any Bonus paid to such Participant shall not exceed that proportionate amount of the applicable maximum individual Bonus under Section 4.3. In order to be eligible to participate in the Plan, the Executive must be employed in an Executive position for at least 90 days during the Performance Period.

                   4.6      Committee Discretion to Determine Bonuses. The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant’s Bonus shall be calculated (in accordance with Sections 4.1 and 4.2), whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions, and limits of the Plan and of any other written commitment authorized by the Committee. The Committee has the sole discretion to reduce an Executive’s Bonus. The Committee may not, however, increase an Executive’s Bonus based upon the reduction of another Executive’s Bonus, or otherwise. To this same extent, the Committee may at any time establish (and, once established, rescind, waive, or amend) additional conditions and terms of payment of Bonuses (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. The Committee may not, however, increase the maximum amount permitted to be paid to any individual under Section 4.2 or 4.3 of the Plan or award a Bonus under this Plan if the applicable Performance Targets have not been satisfied.

                   4.7      Committee Certification. No Executive shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Targets and any other material terms previously established by the Committee or set forth in the Plan were in fact satisfied.

                   4.8      Time of Payment. Any Bonuses awarded by the Committee under the Plan shall be paid as soon as practicable following the Committee’s determinations under this Section 4 and the certification of the Committee’s findings under Section 4.7. Any such payment shall be in cash on such payment date as the Committee may approve or require, subject to applicable withholding requirements (as provided in Section 4.9).

                   4.9      Tax Withholding. The Company shall withhold from any amounts payable under this Plan, or from any other compensation payable to the Participant, any and all federal, state and local income taxes, the Participant’s share of FICA and other employment taxes, and any other taxes that are required to be withheld from such payment under applicable law.

           5.    Vesting and Termination of Bonuses.

                   5.1      Vesting or Termination. Except as otherwise set forth in the Plan, in the event of Participant’s termination of employment with the Company during a Performance Period or thereafter prior to payment of Bonuses relating thereto, each Bonus shall be vested or shall terminate on such terms and conditions as the Committee shall establish with respect to the Bonus.

                   5.2      Termination of Employment for Cause. If a Participant’s employment with the Company is terminated for Cause or if a Participant engages in misconduct defined as Cause either before voluntary termination of employment or after termination of employment, any Bonus held by such Participant shall terminate immediately upon the Company giving notice to the Participant either of Participant’s termination of employment for Cause or that the Participant has engaged in misconduct defined as Cause. The Committee shall be the sole judge of whether the Participant’s termination of employment for Cause or the Participant has engaged in misconduct defined as Cause.

           6.     General Provisions.

                   6.1      No Right to Bonuses or Continued Employment. Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company (including, for purposes of this Section 6.1, any predecessor), the Board, or the Committee in respect of the Plan shall be held or construed to confer upon any person any legal right to receive, or any interest in, a Bonus or any other benefit under the Plan, or any legal right to be continued in the employ of the Company. The Company expressly reserves any and all rights to discharge an Executive in its sole discretion, without liability of any person, entity, or governing body under the Plan or otherwise. Nothing in this Section 6.1, however, is intended to adversely affect any express independent right of any person under a separate employment agreement. Notwithstanding any other provision hereof and notwithstanding the fact that the Performance Targets have been attained and/or the individual maximum amounts hereunder have been calculated, the Company shall have no obligation to pay any Bonus hereunder nor to pay the maximum amount so calculated or any prorated amount based on service during the period, unless the Committee otherwise expressly provides by written contract or other written commitment.

                   6.2      Discretion of Company, Board, and Committee. Any decision made or action taken by the Company or by the Board or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation, and effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons. No member of the Committee shall have any liability for actions taken or omitted under the Plan by the member or any other person.

                   6.3      Arbitration. All claims, disputes and other matters in question arising out of or relating to this Plan shall be resolved by binding arbitration before an arbitrator, selected by the mutual agreement of the parties, from the Judicial Arbitration and Mediation Services, Inc. (“JAMS”), in Ontario, California. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this paragraph, or has discontinued its business, the parties agree that an arbitrator, selected by the mutual agreement of the parties, from the American Arbitration Association (“AAA”), in Ontario, California, shall conduct the binding arbitration referred to in this paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to the dispute and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to commercial rules and procedures used or established by JAMS, or if there are none, the commercial rules and procedures used or established by AAA. Notwithstanding anything to the contrary in the JAMS (or AAA) rules and procedures, the arbitration shall provide for (i) written discovery and depositions adequate to give the parties access to documents and witnesses that are essential to the dispute and (ii) a written decision by the arbitrator that includes the essential findings and conclusions upon which the decision is based. Subject to Section 6.4 below, the parties shall bear their own costs and attorneys’ fees incurred in conducting the arbitration, and shall split equally the fees and administrative costs charged by the arbitrator and JAMS (or AAA) unless required otherwise by applicable law. Any award rendered by JAMS (or AAA) shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. Any arbitration hereunder shall be conducted in Ontario, California, unless otherwise agreed to by the parties.

                   6.4      Attorneys Fees. In the event of any arbitration or litigation concerning any controversy, claim, or dispute arising out of or relating to this Plan, the prevailing party shall be entitled to recover from the non-prevailing party reasonable expenses, attorneys’ fees, and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The “prevailing party” means the party determined by the arbitrator(s) or court, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

                   6.5      No Funding of Plan. The Company shall not be required to fund or otherwise segregate any cash or any other assets, which may at any time be paid to Participants under the Plan. The Plan shall constitute an “unfunded” plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any rights of any Participant or former Participant shall be no greater than those of a general unsecured creditor or shareholder of the Company, as the case may be.

                   6.6      Non-Transferability of Benefits and Interests. Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant. This Section 6.6 shall not apply to an assignment of a contingency or payment due (i) after the death of a Participant to the deceased Participant’s legal representative or beneficiary or (ii) after the disability of a Participant to the disabled Participant’s personal representative.

                   6.7      Law to Govern. All questions pertaining to the construction, regulation, validity, and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of California.

                   6.8      Non-Exclusivity. The Plan does not limit the authority of the Company, the Board, or the Committee, to grant awards or authorize any other compensation to any person under any other plan or authority.

                   6.9      Section 162(m) Conditions; Bifurcation of Plan. It is the intent of the Company that the Plan and Bonuses made hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any Bonus intended (or required in order) to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m).

           7.     Amendments, Suspension or Termination of Plan.

The Board or the Committee may from time to time amend, suspend, or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan. Notwithstanding the foregoing, no amendment shall be effective without Board and/or shareholder approval if such approval is necessary to comply with the applicable provisions of Section 162(m).